EXHIBIT 21.1 - LISTING OF SUBSIDIARIES
                                                          JURISDICTION OF
          SUBSIDIARY                                       ORGANIZATION


          Bio-Rad Laboratories Pty. Limited                 Australia
          Bio-Rad Pty. Limited                              Australia
          Bio-Rad Laboratories Ges.m.b.H.                   Austria

          Bio-Rad International, Inc. (FSC)                 Barbados
          Bio-Rad Laboratories N.V. - S.A.                  Belgium
          RSL N.V.                                          Belgium
          Bio-Rad Laboratorios Brasil Ltda.                 Brazil

          Bio-Metrics Properties, Limited                   California, USA
          Bio-Rad Laboratories (Israel) Inc.                California, USA
          Bio-Rad Leasing Corporation                       California, USA
          Bio-Rad Pacific Limited                           California, USA

          Helix Diagnostics, Inc.                           California, USA
          Bio-Rad Laboratories (Canada) Limited             Canada
          Bio-Rad Laboratories (Shanghai) Ltd.              China
          SoftShell International, Ltd.                     Colorado, USA

          Bio-Rad spol. sr.o.                               Czech Republic
          Bio-Metrics, Limited                              Delaware, USA
          Bio-Rad Export, Inc. (DISC)                       Delaware, USA
          Bio-Rad                                           France

          Bio-Rad Pasteur                                   France
          ADIL Instruments                                  France
          Bio-Rad Laboratories S.A.S.                       France
          Bio-Rad Laboratories G.m.b.H.                     Germany

          Bio-Rad G.m.b.H.                                  Germany
          Bio-Rad China Limited                             Hong Kong
          IMV Medical Information Division Inc.             Illinois, USA
          Bio-Rad Laboratories(India)Private Limited        India

          Bio-Rad Laboratories Israel (1996) Limited        Israel
          Bio-Rad Laboratories S.r.l.                       Italy
          Nippon Bio-Rad Laboratories K.K.                  Japan
          Bio-Rad Fujirebio Inc.                            Japan

          Bio-Rad Korea Ltd.                                Korea
          International Marketing Ventures, LTD.            Maryland, USA
          Bio-Rad Micromeasurements, Inc.                   Massachusetts, USA
          Bio-Rad Laboratories Mexico, S.A. de C.V.         Mexico

          Bio-Rad S.A.                                      Mexico
          Bio-Rad Laboratories B.V.                         The Netherlands
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          Sandia Systems, Inc.                              New Mexico, USA
          Polaron Instruments, Inc.                         Pennsylvania, USA
          Bio-Rad Polska Sp. z o.o.                         Poland
          Bio-Rad Laboratoires-Aparelhos e Reagentes

            Hospitalares, LDA                               Portugal
          Bio-Rad Laboratorii OOO                           Russia
          Bio-Rad Laboratories (Singapore) Pte. Limited     Singapore
          Bio-Rad Laboratories (Pty) Limited                South Africa

          Bio-Rad Laboratories S.A.                         Spain
          Bio-Rad Laboratories AB                           Sweden
          Bio-Rad Laboratories AG                           Switzerland
          Bio-Rad Laboratories Taiwan Limited               Taiwan

          Sanofi Pacific Diagnostics Ltd.                   Thailand
          Bio-Rad Laboratories Limited                      Thailand
          Bio-Metrics (UK) Limited                          United Kingdom
          Bio-Rad Laboratories Europe Limited               United Kingdom

          Bio-Rad Laboratories Limited                      United Kingdom
          Bio-Rad Laboratories (UK) Limited                 United Kingdom
          Bio-Rad Lasersharp Limited                        United Kingdom
          Bio-Rad Limited                                   United Kingdom

          Bio-Rad Micromeasurements Limited                 United Kingdom
          Bio-Rad Microscience Limited                      United Kingdom
          Emscope Engineering Limited                       United Kingdom
          IMV Europe Ltd.                                   United Kingdom

          Micromeasurements Limited                         United Kingdom
          Sadtler Research Laboratories Limited             United Kingdom
          Respiratory Diagnostics, Inc.                     Washington, USA
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